UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2011

Applied Micro Circuits Corporation

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-23193	94-2586591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 Moffett Park Drive, Sunnyvale, California 94089

(Address of Principal Executive Offices)

(408) 542-8600

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Severance Benefit Plan

On October 19, 2011, Applied Micro Circuits Corporation (the “Company”) amended certain terms and provisions of the Company’s Executive Severance Benefit Plan (the “Severance Plan”) relating to the payment of severance benefits to Participants (as such term is defined the Severance Plan) in the event of a Change in Control Termination (as such term is defined in the Severance Plan). First, the Severance Plan was amended to provide that, in the event of a Change in Control Termination, each Participant would receive accelerated vesting of the remainder of all vesting installments, whether time-based or performance-based, of such Participant’s outstanding stock option grants and restricted stock unit awards, subject in each case to the terms and conditions of the Severance Plan. Prior to such amendment, full vesting acceleration upon the occurrence of a Change in Control Termination was extended only to the Company’s chief executive officer, chief operating officer and chief financial officer positions, with the other Participants receiving acceleration of 12 months (or four quarters) of time-based vesting installments, subject in each case to the terms and conditions of the Severance Plan. Second, the Plan was amended to provide that the resignation of employment by a Participant for Good Reason (as such term is now defined in the Severance Plan) which occurs within one month prior to or 12 months following a Change in Control (as such term is defined in the Severance Plan) will be deemed to constitute a Change in Control Termination. Finally, the Severance Plan was modified to clarify that, in consideration for the benefits set forth therein, the Severance Plan shall supersede and replace any individually negotiated employment contract or agreement between the Company and the Participant, including without limitation any stock option agreement or restricted stock unit agreement, other than those specific terms of such contract or agreement that the parties expressly agree therein shall supersede the terms of the Severance Plan.

The foregoing summary of the amendments to certain provisions of the Severance Plan is qualified in its entirety by reference to the Severance Plan, as amended and restated effective as of October 19, 2011, which is attached hereto as Exhibit 10.67 and incorporated by reference herein.

Amendments to Outstanding Stock Award Agreements with Non-Employee Directors

On October 25, 2011, the Company amended certain terms and provisions of outstanding Stock Awards, as such term is defined in the Company’s 2011 Equity Incentive Plan (the “Incentive Plan”), including Nonstatutory Stock Options and Restricted Stock Unit Awards (as such terms are defined in the Incentive Plan), previously granted to Non-Employee Directors (as such term is defined in the Incentive Plan). Such amendments provide that, in the event the Non-Employee Director’s Continuous Service (as such term is defined in the Incentive Plan) is terminated without cause by the Company (or any surviving corporation or acquiring corporation) within one month prior to or 11 months following a Corporate Transaction (as such term is defined in the Incentive Plan), the Non-Employee Director shall receive accelerated vesting of the remainder of all vesting installments of such Non-Employee Director’s Stock Awards, subject in each case to the terms and conditions set forth in the Incentive Plan.

The Incentive Plan was attached as Exhibit 10.66 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 22, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

10.67	Executive Severance Benefit Plan, as amended and restated on October 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED MICRO CIRCUITS CORPORATION

Date: October 25, 2011	By:	/S/ L. William Caraccio
L. William Caraccio
Vice President and General Counsel

INDEX TO EXHIBITS

10.67	Executive Severance Benefit Plan, as amended and restated on October 19, 2011